CERTIFICATE OF OWNERSHIP

                                       OF

          AUSTRAILIAN AGRICULTURE AND PROPERTY DEVELOPMENT CORPORATION
                            (a Delaware Corporation)

                                       AND

                         GLOBAL REALTY DEVELOPMENT CORP.
                            (a Delaware Corporation)

                UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

                            OF THE STATE OF DELAWARE

      The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DO HEREBY CERTIFY:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

               NAME                                STATE OF INCORPORATION
               ----                                ----------------------

  Australian Agriculture and
  Property Development Corporation                        Delaware

  Global Realty Development Corp                          Delaware

      SECOND: That 100% of the outstanding stock of Global Realty Development Corp. is owned by Australian Agriculture and Property Development Corporation.

      THIRD: That the name of the surviving corporation of the merger is Australian Agriculture and Property Development Corporation, which will continue its existence as said surviving corporation under the name Global Realty Development Corp.

      FOURTH: That the Certification of Incorporation of Australian Agriculture and Property Development Corporation, a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be submitted in lieu therefore the following article:

  "FIRST: That the name of the corporation is Global Realty Development Corp."

      FIFTH: That the members of the Board of Directors of Australian Agriculture and Property Development Corporation unanimously adopted the following resolution by written consent on the 22nd day of June 2005:

      RESOLVED, that the Corporation's wholly-owned subsidiary, Global Realty Development Corp, be merged with and into the Corporation, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Corporation's name shall be changed to Global Realty Development Corp.

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      SIXTH: This merger shall be effective on June 24, 2005.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate this 22nd day of June, 2005.

                                         AUSTRALIAN AGRICULTURE AND PROPERTY
                                         DEVELOPMENT CORPORATION

                                         By:/s/Robert Kohn
                                         Name: Robert Kohn
                                         Title: Chief Executive Officer

                                         GLOBAL REALTY DEVELOPMENT CORP.

                                         By:/s/Robert Kohn
                                         Name: Robert Kohn
                                         Title: Chief Executive Officer